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                                                                Exhibit 10.10


                  LETTER OF INTENT BETWEEN EMPRESA NACIONAL DE
                        TELECOMUNICACIONES "TELECOM" AND
                  OCCIDENTE Y CARIBE CELULAR S.A. "OCCEL S.A."

Between the undersigned, JULIO MOLANO GONZALEZ, identified with citizens card number 17.195.804 issued in Santafe de Bogota, who is acting in the name and representation of Empresa Nacional de Telecomunicaciones "TELECOM" in his capacity as President and GILBERTO ECHEVERRI MEJIA, with citizens card number
3.302.711 of Medellin, who is acting as the President and Legal Representative of OCCIDENTE Y CARIBE CELULAR, S.A. "OCCEL S.A." with principal domicile in the city of Pereira, established by means of Public Instrument No. 378 of February 14, 1992, granted by the sole Notary of Soledad Atlantico, the party hereinafter referred to as OCCEL S.A., an agreement is made to sign the present Letter of Intent, subject to the following:

CONSIDERATIONS:

1. Law 37 of 1993 regulated the rendering of Mobile Cellular Telephone services and defined it as a non-residential public telecommunications service, of national scope and coverage.

2. OCCEL S.A. is the awardee of the concession which has as its object the rendering of a Cellular Mobile Telephone Service on the A network in the Western region of Colombia pursuant to concession agreement No. 000005 of 1994 concluded between it and the Ministry of Communications on March 28, 1994.

3. In accordance with the legal provisions which regulate this subject matter, Law 37 of 1993, Decree 741 of 1993, the mobile cellular telephone operators shall have the right to access to the fixed public switched telephone networks (PSTN) already established in the country, for the purposes of interconnection of the elements of their networks and to manage traffic.

4. In accordance with the provisions cited in the previous section the operators of the PSTN shall have the obligation to guarantee access of telephone traffic to the switching centers and to provide facilities for the location of the interconnection equipment within the equipment rooms of the aforementioned centrals, AC power supply, preventive and corrective maintenance and other facilities which are considered necessary either technically or administratively to the mobile operator, all at the expense of the cellular operator.

5. By means of Resolution 004 of 1993, it was established by the Telecommunications Regulatory Commission that the subscribers to the mobile telephone service shall pay for the calls which they make, and for those which utilize the long distance PSTN, the charge for the long distance service.

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6. It is necessary to proceed with the negotiation in order to establish the technical, legal, commercial, economic and financial conditions which shall constitute the Interconnection Agreement which shall be signed by the parties.

7. Until the action indicated in the preceding section is accomplished, it is indispensable to temporarily define the interconnection of the equipment of the networks of each of the parties and determine general parameters which permit the administration of the financial resources.

II. OBJECT OF THE LETTER OF INTENT

ARTICLE FIRST. By means of the present instrument the parties agree to sign the Interconnection Agreement which shall govern the relationship between them as operators of telecommunications services, for the purposes set forth in Law 37 of 1993 and in the Reglamentary Decrees 741 and 2061 of 1993 and in the Resolutions of the Telecommunications Regulatory Commission within a period of sixty (60) days from the signature of this Letter of Intent.

[beginning of Article Second appears to be missing]

shall be subject to the following provisions:

1.      INTERCONNECTION

TELECOM and OCCEL S.A. agree to proceed with the activities necessary for the interconnection and placement in operation of the equipment, links and transmission media, as well as the facilities which are considered technically and administratively necessary, required by OCCEL S.A., for the operation of its network and the rendering of public mobile cellular telephone service. The infrastructure work, equipment and elements necessary for the interconnection with the local network of TELECOM and the National and International Long Distance network shall be at the expense of OCCEL S.A.

2.      PROCESSES OF RATING, CHARGING, BILLING AND COLLECTION

2.1     Obligations of TELECOM

2.1.1 TELECOM shall effect the rating, charging, billing and collection of the calls originating from the fixed subscribers who use the long distance PSTN directed to the mobile cellular network of OCCEL S.A. and shall send the charges to the local operator, including the rates of the charges for the use of the cellular network of OCCEL S.A., in order that the latter may proceed with the process of billing and collection which may be applicable. OCCEL S.A. shall bear the administrative expenses incurred by TELECOM.

2.1.2 As a tool for the reconcilement of accounts with OCCEL S.A., TELECOM shall effect the rating and charging of the calls originating from mobile subscribers who use the long
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distance PSTN. The aforementioned information may be used for billing purposes.

2.1.3 TELECOM shall take into consideration the rates corresponding to the use of the cellular network which OCCEL S.A. reports thereto. Any amendment of the rates for use of the cellular network must be communicated by OCCEL S.A. with advance notice of no less than thirty (30) calendar days prior to the application of the rate.

2.2  Obligations of OCCEL S.A.

2.2.1 OCCEL S.A. shall effect the rating, charging, billing and collection from its subscribers for the charges corresponding to the calls which they make and which utilize the long distance PSTN, in accordance with the schedules established by OCCEL S.A., with the corresponding administrative expenses for the account of TELECOM.

2.2.2 OCCEL S.A. shall transfer to TELECOM the sums corresponding to the use of the long distance PSTN for traffic originating on the OCCEL S.A. mobile network [line of text not transmitted] Resolution 004 of 1993.

2.2.3 When OCCEL S.A. makes use of a single conduit through an interurban central of TELECOM for calls originated on its Mobile Network directed to another mobile operator or a local operator, OCCEL S.A. shall pay a sum equivalent to the minimum long distance rate to TELECOM.

2.2.4 OCCEL S.A. shall take into consideration the rates corresponding to the use of the long distance network which TELECOM reports thereto. Any amendment of the regional long distance rates must be communicated by OCCEL S.A. with advance notice of no less than thirty (30) calendar days prior to the application of the rate.

2.3  Mutual Obligations

TELECOM and OCCEL S.A. engage to analyze the information on the traffic transmitted on a monthly basis in order to establish the sums which correspond to each of the parties for the aforementioned items. As a result of this process a determination shall be made of the balance in favor of one of the parties, the corresponding Account Receivable shall be established and its payment shall be effected within a term of five (5) business days.

The parties, by mutual agreement, shall establish the regulations and principles applicable to the determination of the administrative and financial expenses derived from the execution of the present Letter of Intent.

3.  LEASING OF CHANNELS, AREAS AND POWER

3.1 OCCEL S.A. shall pay to TELECOM the sums corresponding to the leasing of channels, leasing of areas, supply of power and other facilities which are required in accordance with the tariffs established by TELECOM.

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3.2  TELECOM shall prepare monthly collection statements for the items mentioned in number 3.1 of the present Letter of Intent in accordance with the procedures in force in the Corporation; the corresponding sums must be paid within the five (5) business days subsequent to the date of presentation.

Each of the parties shall designate a representative for the purpose of guaranteeing fulfillment and correct execution of the agreements made in this Letter of Intent.

The disputes which may arise between the parties by virtue of the present Letter of Intent, with the exception of those for which the Telecommunications Regulatory Commission holds jurisdiction [line of text missing--presumably "in the absence of"] amicable agreement between the parties within a period of thirty (30) days, shall be submitted to a Court of Arbitration composed of three (3) arbiters who shall make a determination according to the law, subject to the regulations of the Chamber of Commerce of Santafe de Bogota D.C., administered by the latter and subject to Colombian law.

This instrument is signed on the         day of the month of         of 1994.

By TELECOM:                                     By OCCEL S.A.
JULIO MOLANO GONZALEZ                           GILBERTO ECHEVERRI MEJIA
PRESIDENT                                       PRESIDENT

April 10, 1995                                  March 17, 1995


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I certify that the translations into English of exhibits 3.01, 10.03, 10.04,
10.05, 10.06, 10.07, 10.08, 10.09, and 10.10 to the Registration Statement on
F-4 of Occidente y Caribe Celular S.A. are fair and accurate.


/s/ Alvaro H. Munoz R.
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Name

Finance Vice-president
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Title

August 5, 1996
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Date